UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 26, 2006

MODERN TECHNOLOGY CORP.

(Exact name of registrant as specified in charter)

NEVADA 002-80891 11-2620387

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

1739 University Ave. #339, Oxford MS 38655

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (662) 236-5928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

a. By letter dated September 6, 2006, Greenberg & Company LLC notified Modern Technology Corp. (the "Company") of its resignation as the Company's principal independent accountant.

Greenberg & Company LLC's audit reports on the Company's financial statements for the fiscal years ended June 30, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Greenberg & Company LLC's report was modified for an uncertainty regarding the ability of the Company to continue as a going concern.

During the fiscal years ended June 30, 2005 and 2004, and for the period of July 1, 2005 through September 26, 2006, there were no disagreements with Greenberg & Company LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Greenberg & Company LLC would have caused Greenberg & Company LLC to make reference to the subject matter thereof in connection with their reports on the financial statements for such periods.

The Company has requested that Greenberg & Company LLC furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether they agree with the foregoing statements. A copy of such letter, dated September 26, 2006, is filed as Exhibit 16.1 to this Form 8-K.

The Company has not yet engaged a new principal independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN TECHNOLOGY CORP.

Date:        9-26-2006

                                                                                                Anthony K. Welch, CEO